Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Pacific Biometrics, Inc.
Seattle, Washington

We consent to the use of our audit report dated September 21, 2009, on the financial statements of Pacific Biometrics, Inc., for the filing with and attachment to the Form 10-K for the year ended June 30, 2009, and for incorporation by reference in the Registration Statement of Pacific Biometrics, Inc. on Form S-8 (File Nos. 333-23497, 333-109795 and 333-153705).

/s/ PMB Helin Donovan, LLC
CERTIFIED PUBLIC ACCOUNTANTS
San Francisco, California

September 25, 2009